SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 10, 2003

Gateway Financial Holdings, Inc.

North Carolina (State of incorporation)	000-33223 (Commission File Number)	56-2264354 (I.R.S. Employer Identification No.)

1145 North Road Street, Elizabeth City, North Carolina (Address of principal executive offices)	27909 (Zip Code)

Issuer’s telephone number: (252) 334-1511

This document contains 2 pages, excluding exhibits.

Item 5:     Other Events

On April 10, 2003, the primary subsidiary of Gateway Financial Holdings, Inc. (NASDAQ: GBTS), Gateway Bank & Trust Co., announced the signing of a letter of intent to acquire the Elizabeth City-Southgate banking office of Central Carolina Bank, a division of National Bank of Commerce, a subsidiary of National Commerce Financial Corporation (NYSE: NCF). Upon completion of the transaction, the branch would give Gateway Bank its tenth banking location. Gateway Bank has offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

The Common Stock of the Company is traded on the Nasdaq SmallCap market under the symbol GBTS. The Company also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW. The Company’s headquarters are located in Elizabeth City, North Carolina.

Item 7(c):     Exhibits

Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Daniel B. Berry

Daniel B. Berry President and Chief Executive Officer

Date: April 10, 2003